UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2006
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

Delaware	002-90139	94-0905160
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)

(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement
Amendment to Senior Secured Revolving Credit Facility
     On May 18, 2006, we amended and restated our senior secured revolving credit facility. The following is a summary description of the material terms of the amendment:
•	The term of the facility has been extended through September 23, 2011.
•	The maximum availability under the facility has been reduced from $650.0 million to $550.0 million.
•	The interest rate payable in respect of both base rate loans and LIBOR rate loans has been modified by amending the margin above the base rate or the LIBOR rate (as applicable) which is payable. The margin above the base rate that is payable in respect of base rate loans has changed from a fixed margin of 0.50% to a floating margin based on availability under the facility that will not exceed 0.50%. The margin above LIBOR that is payable in respect of LIBOR rate loans has been reduced from a fixed margin of 2.75% to a floating margin (which will not exceed 2.00%) based on availability under the facility.
•	We are required to maintain a reserve against availability or deposit cash or certain investment securities in secured accounts with the administrative agent in the amount of $75.0 million at all times. A failure to do so will result in a block on availability under the facility but will not result in a default.
•	For any period during which availability under the facility is at least $25.0 million, the debt, liens, investments, dispositions, restricted payments and debt prepayment covenants will be either fully or partially suspended. We are currently in a covenant suspension period.
•	Our debt, liens, investments, dispositions, restricted payments and debt prepayment covenants have been modified to grant us greater flexibility.
•	We are no longer subject at any time to any financial maintenance covenants.
•	The facility is no longer secured by the capital stock of any of our foreign subsidiaries.
     Bank of America, N.A. is the Agent, Sole Syndication Agent, and a lender under the Amended and Restated Credit Facility. Banc of America Securities LLC and Banc of America Securities Limited, affiliates of Bank of America, N.A., and affiliates of other lenders under our Amended and Restated Credit Facility were the initial purchasers in the private placement of our senior notes in March 2006. The net proceeds from the March 2006 notes offering were used to repay amounts outstanding under the Company’s senior secured term loan, including amounts owed to Bank of America, N.A. Bank of America, N.A., other lenders under our Amended and Restated Credit Facility and their affiliates have, and may, from time to time in the future, engage in transactions with and perform services for the Company in the ordinary course of their business for which they have received, or will receive, customary fees or expenses.
* * * * *
Each of the Amended and Restated Senior Credit Facility and related Amended and Restated Pledge and Security Agreement is filed as an exhibit to this Current Report on Form 8-K. The description of the material terms of the Amended and Restated Credit Facility and Amended and the Restated Pledge and Security Agreement are qualified in their entirety by reference to such exhibits.

ITEM 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amended and Restated Credit Agreement, dated May 18, 2006, among the Financial Institutions named therein as the Lenders and, Bank of
America, N.A. as the Agent and Sole Syndication Agent, and the
Registrant and Levi Strauss Financial Center Corporation as the
Borrowers, General Electric Capital Corporation, Wells Fargo Foothill,
LLC and JP Morgan Chase Bank as Co-Documentation Agents and Banc of
America Securities LLC as Sole Lead Arranger and Sole Book Manager.

10.2	First Amended and Restated Pledge and Security Agreement, dated May 18, 2006, between the Registrant, certain Subsidiaries of the Registrant, and Bank of America, N.A. as Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.
DATE May 22, 2006	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amended and Restated Credit Agreement, dated May 18, 2006, among the Financial Institutions named therein as the Lenders and, Bank of America, N.A. as the Agent and Sole Syndication Agent, and the Registrant and Levi Strauss Financial Center Corporation as the Borrowers, General Electric Capital Corporation, Wells Fargo Foothill, LLC and JP Morgan Chase Bank as Co-Documentation Agents and Banc of America Securities LLC as Sole Lead Arranger and Sole Book Manager.

10.2	First Amended and Restated Pledge and Security Agreement dated May 18, 2006, between the Registrant, certain Subsidiaries of the Registrant, and Bank of America, N.A. as Agent.